UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1080 NW 163rd Drive, No. Miami Beach, Florida 33169

(Address of principal executive offices)     (Zip code)

(305) 621-1200       (305) 621-1200 FREE

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On September 2, 2015, KBM Worldwide, Inc. (“KBM”) filed a complaint against Net Talk.com, Inc. (the “Company”), Anastasios Kyriakides (the chief executive officer of the Company), Steven M. Healy (the chief financial officer of the Company), Kenneth Hosfeld (a director of the Company), Telestrata, LLC and Samer Bishay, in the U.S. District Court for the Eastern District of New York. The complaint alleges, among other things, violations of the antifraud provisions of Section 10(b) of the Securities Exchange Act of 1934, as amended and Rule 10b-5 thereunder, by the Company, Mr. Kyriakides, Mr. Healy and Mr. Hosfeld, and breaches of contract by the Company, relating to a convertible promissory note issued by the Company in the amount of $53,500 to KBM on or about December 15, 2014. The complaint alleges, among other things, that the Company failed to maintain sufficient shares of common stock reserved for issuance upon conversion of the note and failed to timely issue shares of common stock upon receipt of a conversion notice under the note. The complaint seeks damages of not less than $107,000 plus interest, fees, and legal expenses, and injunctive relief directing the Company to permit the note to be converted to common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chief Executive Officer
Dated:	September 14, 2015